Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-253071 on Form S-3 and Registration Statement Nos. 333-228281, 333-222915, 333-209393, 333-214562, 333-219241, 333-205331, 333-172699, 333-51706, 333-234576 and 333-250200 on Form S-8 of Tapestry, Inc. of our reports dated May 31, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Capri Holdings Limited appearing in this Current Report on Form 8-K of Tapestry, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
November 9, 2023